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                                NAM CORPORATION
                             LIST OF SUBSIDIARIES
                                 Exhibit 21.1


                                            Percentage Owned     Jurisdiction of
Name                                            By Company       Incorporation
----                                        ----------------     ---------------

National Arbitration & Mediation, Inc.            100%           New York

National Video Conferencing, Inc.                 100%           Delaware

Michael Marketing, Inc.                           100%           Delaware

NAMSYS Corporation                                100%           Delaware